UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022 (January 28, 2022)

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2022, The Williams Companies, Inc. (“the Company”) announced that Richard E. Muncrief and Jesse J. Tyson have been appointed to the Company’s Board of Directors, effective March 1, 2022. Mr. Muncrief will serve on the Compensation and Management Development Committee and the Environmental, Health and Safety Committee. Mr. Tyson will serve on the Audit Committee and the Governance and Sustainability Committee. The Board of Directors of the Company (the “Board”) approved an increase in the size of the Board from twelve to fourteen directors effective March 1, 2022.

The Board determined that Mr. Muncrief and Mr. Tyson are independent directors within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the New York Stock Exchange (the “NYSE Listed Company Manual”). The Board also determined that Mr. Tyson is financially literate within the meaning of the NYSE Listed Company Manual and qualifies as an audit committee financial expert as defined by the SEC. There are no arrangements or understandings between Mr. Muncrief or Mr. Tyson and any other person in connection with their appointments as directors of the Company. Neither Mr. Muncrief nor Mr. Tyson is related to any officer or director of the Company, and there are not transactions or relationships between Mr. Muncrief or Mr. Tyson and the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Muncrief’s and Mr. Tyson’s appointment as non-employee directors, they will receive on a pro-rated basis the standard annual benefits paid to each non-employee director including: (i) $110,000 annual cash retainer; and (ii) $165,000 annual equity retainer in the form of restricted stock units issued pursuant to The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan. The annual cash retainer is paid through quarterly cash payments. The annual equity retainer is deferred and will not be distributed until the director’s retirement from the Board.

On January 28, 2022, Walter J. Bennett, Senior Vice President – Gathering & Processing of the Company, submitted his resignation. His last day with the Company will be April 1, 2022. Mr. Bennett has been a named executive officer of the Company in the past.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2022, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware eliminating from the Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Company’s Series C Participating Cumulative Preferred Stock (the “Series C Participating Cumulative Preferred Stock”).

All outstanding shares of the Series C Participating Cumulative Preferred Stock were eliminated effective as of February 2, 2022 and have been returned to the status of preferred shares of the Company, without designation as to series. Prior to filing the Certificate of Elimination, no shares of the Series C Participating Cumulative Preferred Stock were outstanding. A copy of the Certificate of Elimination relating to the Series C Participating Cumulative Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 3, 2022, the Company furnished a press release regarding the appointment of Mr. Muncrief and Mr. Tyson described above in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 on this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1	Certificate of Elimination of the Series C Participating Cumulative Preferred Stock of The Williams Companies, Inc.

99.1	Press Release dated February 3, 2022.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated: February 3, 2022	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Corporate Secretary